UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On April 12, 2005, Silicon Valley Bancshares updated its earnings guidance for the first quarter of fiscal year 2005 from the range of $0.48 - $0.52 per diluted common share which was previously announced on January 27, 2005, to the new range of $0.59 - $0.63 per diluted common share.

                A copy of the press release relating to the update is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.01               Regulation FD.

See Item 2.02 above.

                Additionally, on April 12, 2005, the Company provided a letter to one of its principal stockholders, Fidelity Investments, to confirm that the total number of shares of the Company’s Common Stock subject to stock options, restricted stock awards, restricted stock unit awards, stock bonus awards and any other equity awards granted under the Amended and Restated 1997 Equity Incentive Plan in 2005 will not exceed three percent (3%) of the total number of shares of Common Stock outstanding as of January 1, 2005.  A copy of the letter was filed on April 13, 2005 by the Company with the Securities and Exchange Commission as additional definitive proxy materials.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of April 12, 2005, announcing updated earnings guidance for first quarter of 2005 and the date and time of quarterly investor conference call.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 13, 2005	SILICON VALLEY BANCSHARES

		By:	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated as of April 12, 2005, announcing updated earnings guidance for first quarter of 2005 and the date and time of quarterly investor conference call.